Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter Results

NEW YORK, NY, May 2, 2018 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter-ended March 31, 2018. AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, which include our Residential Investments, Commercial Investments and ABS Investments.

FIRST QUARTER FINANCIAL HIGHLIGHTS

•	$0.17 of Net Income/(Loss) per diluted common share(1)
•	$0.59 of Core Earnings per diluted common share(1)
o	Includes $0.02 retrospective adjustment
o	Includes $0.03 one-time positive impact from commercial loan payoff subsequent to quarter end
•	0.9% economic return on equity for the quarter, 3.6% annualized(2)
•	$19.32 book value per share(1) as of March 31, 2018, inclusive of our current quarter $0.475 common dividend
o	Book value decreased $(0.30) or (1.5)% from last quarter, inclusive of:
o	$(0.36) or (1.8)% due to our investments in Agency RMBS and associated derivative hedges
o	Increased interest rates and modest spread widening resulted in negative impact to book value
o	$(0.05) or (0.3)% due to our Credit investments
o	Periodic bouts of equity market volatility had sector specific effects, but spreads overall were generally unchanged
o	$0.11 or 0.6% due to core earnings above the $0.475 dividend

	Q4 2017		Q1 2018
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$20.9	mm	$4.9	mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share(1)	$0.74		$0.17

Non-GAAP-Results:
Core Earnings*	$14.2	mm	$16.5	mm
Core Earnings, per diluted common share(1)	$0.50		$0.59

* For a reconciliation of GAAP Net Income/(Loss) to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

MANAGEMENT REMARKS

“We are pleased with how MITT’s portfolio performed during the first quarter, in light of the sharp rise in interest rates and the increased spread volatility in both Agency RMBS and credit,” said Chief Executive Officer, David Roberts. “MITT produced core earnings above our dividend, while the team focused on book value protection and risk management.”

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“During the first quarter, we saw opportunities to deploy capital into RPL mortgage loans, Non-QM loans, and Excess MSR, as well as rotate out of CRT securities to take advantage of relatively tight spreads,” said Chief Investment Officer, TJ Durkin. “We have purposefully constructed the portfolio in a way that gives us ample flexibility to opportunistically increase exposure to sectors we believe have the best return profiles.”

INVESTMENT HIGHLIGHTS

•	$3.8 billion investment portfolio as of March 31, 2018(3)(4)
o	Net purchases of $42.7 million of Agency and TBA securities, inclusive of unsettled trades, and net purchases of $143.8 million of Credit Investments
•	2.69% Net Interest Margin (“NIM”) as of March 31, 2018(5)
o	Increase in yield primarily due to the increase in interest rates and a commercial loan payoff subsequent to quarter end
o	Increase in cost of funds primarily due to an increase of 25 bps in the federal funds rate in March partially offset by repo spread tightening versus LIBOR
•	4.6x “At Risk” Leverage as of March 31, 2018(6)
o	Increase in leverage primarily due to the addition of TBA securities
•	6.3% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the first quarter(7)
•	Duration gap was approximately 1.25 years as of March 31, 2018(8)

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FIRST QUARTER ACTIVITY

($ in millions)

Description	Net Purchased / (Sold/Payoff)	Net Repo (Added) / Removed*	Net Equity Invested / (Returned)

30-Year Fixed Rate	$20.8	$(18.2)	$2.6
Hybrid ARM	(51.8)	50.4	(1.4)
Inverse Interest Only	(0.8)	(1.7)	(2.5)
Interest Only and Excess MSRs	20.5	(10.1)	10.4
Total Agency RMBS	(11.3)	20.4	9.1

Prime	(18.9)	10.1	(8.8)
Alt-A/Subprime	(52.8)	41.9	(10.9)
Credit Risk Transfer	(38.9)	31.1	(7.8)
RPL/NPL	32.4	(27.5)	4.9
Residential Whole Loans	203.4	(164.9)	38.5
Total Residential Investments	125.2	(109.3)	15.9

CMBS	30.2	(23.4)	6.8
Freddie Mac K-Series	(11.3)	-	(11.3)
Total Commercial Investments	18.9	(23.4)	(4.5)
Total ABS	(4.0)	5.3	1.3
Total Q1 Activity Prior to TBA	128.8	(107.0)	21.8
Fixed Rate 30 Year TBA	41.3	N/A	1.2 **
Total Q1 Activity including TBA	$170.1	N/A	$23.0

* Timing and size of repo added may differ from that of repo removed.

** Net equity on TBA represents initial margin on TBA purchases.

Note: The chart above includes settled purchases, sales and full payoffs on investments, and the associated repo added or removed within the quarter.

•	At quarter end, there were $120.9 mm of unsettled purchases with $96.9 mm of expected repo financing and $104.5 mm of unsettled sales with $102.9 mm of repo financing

•	Deployed net equity of $23.0 million during the quarter
o	Purchases:
o	Two pools of primarily RPL mortgage loans alongside another Angelo, Gordon fund
o	Two Non-QM pools alongside other Angelo, Gordon funds
o	Excess MSR stripped from government and conventional loans
o	Revolving note on credit card ABS bridge securitization
o	Sales:
o	Generated realized gains from sales of Freddie Mac K-Series
o	Sales and payoffs of Subprime RMBS securities
o	Sold CRT securities to take advantage of relatively tight spreads

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KEY STATISTICS

($ in millions)

	March 31, 2018
Investment portfolio(3)(4)	$3,835.5
Repurchase agreements(4)	3,035.4
Total Financing(6)	3,220.4
Stockholders’ equity	705.8

GAAP Leverage	4.1	x
“At Risk” Leverage(6)	4.6	x
Yield on investment portfolio(9)	4.99%
Cost of funds(10)	2.30%
Net interest margin(5)	2.69%

Management fees(11)	1.38%
Other operating expenses(12)	1.83%

Book value, per share(1)	$19.32
Undistributed taxable income, per share(1)(13)	1.54
Dividend, per share(1)	0.475

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of March 31, 2018(3)(4):

($ in millions)

	Amortized Cost	Fair Value	Allocated Equity(15)	WA Yield(9)	Funding Cost*	Net Interest Margin*	Leverage Ratio**

Agency RMBS	$2,322.0	$2,293.6	$263.7	3.6%	1.8%	1.8%	7.9	x
Residential Investments***	1,083.0	1,143.7	264.7	6.3%	3.2%	3.1%	3.5	x
Commercial Investments***	363.3	362.4	159.4	8.8%	3.1%	5.7%	1.3	x
ABS	35.4	35.8	18.0	8.8%	3.3%	5.5%	1.0	x
Total	$3,803.7	$3,835.5	$705.8	5.0%	2.3%	2.7%	4.6	x

* Total funding cost and NIM includes cost of interest rate hedges.

** Total leverage ratio includes any net receivables on TBA and the leverage ratio by type is calculated based on allocated equity.

*** Includes fair value of $264.9 mm of Residential Investments and $63.9 mm of Commercial Investments that are included in the “Investments in debt and equity of affiliates” line item on our consolidated balance sheet. These items, inclusive of our investment in AG Arc LLC(14) and other items, net to $141.7 mm which is included in the “Investments in debt and equity of affiliates” line item on our GAAP Balance Sheet.

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Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $0.4 million or $0.02 per diluted share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 3.6% as of March 31, 2018, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact, on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, had master repurchase agreements with 39 counterparties, under which it had debt outstanding with 28 counterparties as of March 31, 2018. The investment portfolio is financed with repurchase agreements as of March 31, 2018 as summarized below:

($ in millions)

	Agency		Credit
Maturing Within:*	Amount Outstanding	WA Funding Cost	Amount Outstanding	WA Funding Cost
Overnight	$151.9	1.9%	$-	-
30 Days or Less	1,355.0	1.8%	670.1	2.9%
31-60 Days	305.8	1.8%	119.5	3.1%
61-90 Days	-	-	36.8	3.5%
91-180 Days	100.9	2.0%	1.7	4.1%
Greater than 180 Days	-	-	293.7	3.8%
Total / Weighted Average	$1,913.6	1.8%	$1,121.8	3.2%

* Numbers in table above do not include securitized debt of $15.5 million.

Note: Our weighted average days to maturity is 75 days and our weighted average original days to maturity is 129 days.

The Company’s hedge portfolio as of March 31, 2018 is summarized as follows:

($ in millions)
	Notional	Duration(8)
Interest Rate Swaps	$(2,442.0)	(2.56)
Swaptions	(210.0)	(0.09)
U.S Treasury Futures, net	(50.0)	(0.07)
Total	$(2,702.0)	(2.72)

The Company’s interest rate swaps as of March 31, 2018 are summarized as follows:

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($ in millions)
Maturity	Notional Amount	Weighted Average Pay-Fixed Rate	Weighted Average Receive-Variable Rate*	Weighted Average Years to Maturity
2019	$170.0	1.36%	1.89%	1.63
2020	835.0	1.77%	2.02%	2.28
2022	653.0	1.90%	2.00%	4.34
2023	75.0	2.70%	1.79%	4.85
2024	230.0	2.06%	1.94%	6.25
2025	45.0	2.78%	2.08%	6.93
2026	75.0	2.12%	1.90%	8.64
2027	264.0	2.35%	1.97%	9.44
2028	95.0	2.81%	1.87%	9.87
Total/Wtd Avg	$2,442.0	1.97%	1.98%	4.59

* 100% of our receive variable interest rate swap notional resets quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated investments and derivatives and (v) taxes. As of March 31, 2018, the Company had estimated undistributed taxable income of approximately $1.54 per share.(1)(13)

DIVIDEND

On March 15, 2018, the Company’s board of directors declared a first quarter dividend of $0.475 per share of common stock that was paid on April 30, 2018 to stockholders of record as of March 29, 2018.

On February 16, 2018, the Company’s board of directors declared a quarterly dividend of $0.51563 per share on its 8.25% Series A Cumulative Redeemable Preferred Stock and a quarterly dividend on its $0.50 per share of 8.00% Series B Cumulative Redeemable Preferred Stock. The preferred distributions were paid on March 19, 2018 to stockholders of record as of February 28, 2018.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s first quarter earnings conference call on May 3, 2018 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6497957.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q1 2018 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until June 2, 2018. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6497957.

For further information or questions, please e-mail ir@agmit.com.

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ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co., L.P. is a privately held limited partnership founded in November 1988.  The firm currently manages approximately $28 billion with a primary focus on credit and real estate strategies. Angelo, Gordon has over 400 employees, including more than 160 investment professionals, and is headquartered in New York, with offices in the U.S., Europe and Asia. For more information, visit www.angelogordon.com.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our investment and portfolio strategy, investment returns, return on equity, liquidity and financing, taxes, our assets, our interest rate sensitivity, and our views on certain macroeconomic trends, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. All information in this press release is as of May 2, 2018. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Real estate securities, at fair value:
Agency - $1,929,807,027 and $2,126,135,420 pledged as collateral, respectively	$2,118,422,605	$2,247,161,035
Non-Agency - $832,743,710 and $976,071,673 pledged as collateral, respectively	858,632,285	1,004,255,658
ABS - $23,718,842 and $30,832,553 pledged as collateral, respectively	35,838,056	40,957,553
CMBS - $227,855,627 and $211,179,945 pledged as collateral, respectively	240,792,145	220,168,505
Residential mortgage loans, at fair value - $16,814,571 and $15,860,583 pledged as collateral, respectively	19,872,126	18,889,693
Commercial loans, at fair value - $32,800,000 pledged as collateral	57,665,864	57,520,646
Investments in debt and equity of affiliates	141,706,961	99,696,347
Excess mortgage servicing rights, at fair value	30,746,462	5,083,514
Cash and cash equivalents	25,293,928	15,199,655
Restricted cash	42,278,679	37,615,281
Interest receivable	12,396,233	12,607,386
Receivable on unsettled trades - $98,584,870 and $0 pledged as collateral, respectively	104,653,697	-
Receivable under reverse repurchase agreements	-	24,671,320
Derivative assets, at fair value	4,571,441	2,127,070
Other assets	2,830,990	2,491,201
Due from broker	1,382,960	850,514
Total Assets	$3,697,084,432	$3,789,295,378

Liabilities
Repurchase agreements	$2,826,579,322	$3,004,407,018
Securitized debt, at fair value	15,496,402	16,477,801
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	-	24,379,356
Payable on unsettled trades	117,355,622	2,418,710
Interest payable	5,866,534	5,225,940
Derivative liabilities, at fair value	786,211	450,208
Dividend payable	13,392,945	13,391,457
Due to affiliates	4,080,540	4,258,074
Accrued expenses	1,288,618	790,271
Taxes payable	548,448	1,545,448
Due to broker	5,863,666	1,691,888
Total Liabilities	2,991,258,308	3,075,036,171
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,195,673 and 28,192,541 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	281,958	281,927
Additional paid-in capital	585,610,068	585,530,292
Retained earnings/(deficit)	(41,279,907)	(32,767,017)
Total Stockholders’ Equity	705,826,124	714,259,207

Total Liabilities & Stockholders’ Equity	$3,697,084,432	$3,789,295,378

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Net Interest Income
Interest income	$39,357,147	$27,959,892
Interest expense	15,325,782	8,161,412
	24,031,365	19,798,480

Other Income/(Loss)
Net realized gain/(loss)	(11,839,132)	(2,428,087)
Realized loss on periodic interest settlements of derivative instruments, net	(1,470,160)	(1,609,977)
Unrealized gain/(loss) on real estate securities and loans, net	(36,154,808)	12,750,564
Unrealized gain/(loss) on derivative and other instruments, net	37,089,966	(125,872)
Other income	255	28,037
	(12,373,879)	8,614,665

Expenses
Management fee to affiliate	2,439,169	2,475,816
Other operating expenses	3,222,544	2,793,234
Servicing fees	62,178	76,001
Equity based compensation to affiliate	51,462	77,478
Excise tax	375,000	375,000
	6,150,353	5,797,529

Income/(loss) before equity in earnings/(loss) from affiliates	5,507,133	22,615,616

Equity in earnings/(loss) from affiliates	2,740,276	2,502,046
Net Income/(Loss)	8,247,409	25,117,662

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$4,880,055	$21,750,308

Earnings/(Loss) Per Share of Common Stock
Basic	$0.17	$0.79
Diluted	$0.17	$0.78

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,195,673	27,701,902
Diluted	28,216,794	27,709,037

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NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. Our management believes that this non-GAAP measure, when considered with our GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. Our presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define Core Earnings, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding both unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest and other income earned on our investments on a yield adjusted basis, including TBA dollar roll income or any other investment activity that may earn or pay net interest or its economic equivalent. One of our objectives is to generate net income from net interest margin on the portfolio, and management uses Core Earnings to measure this objective. Management believes that this non-GAAP measure, when considered with our GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. This metric, in conjunction with related GAAP measures, provides greater transparency into the information used by our management in its financial and operational decision-making.

A reconciliation of GAAP Net Income/(loss) available to common stockholders to Core Earnings for the three months ended March 31, 2018 and the three months ended March 31, 2017 is set forth below:

($ in millions)
	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017

Net Income/(loss) available to common stockholders	$4.9	$21.8
Add (Deduct):
Net realized (gain)/loss	11.8	2.4
Dollar roll income	0.5	0.4
Equity in (earnings)/loss from affiliates	(2.7)	(2.5)
Net interest income and expenses from equity method investments*	2.9	2.1
Unrealized (gain)/loss on real estate securities and loans, net	36.2	(12.8)
Unrealized (gain)/loss on derivative and other instruments, net	(37.1)	0.1
Core Earnings	$16.5	$11.5

Core Earnings, per Diluted Share	$0.59	$0.41

* For the three months ended March 31, 2018, we recognized $0.5 million or $0.02 per diluted share of net income/(loss) attributed to our investment in AG Arc.(14) For the three months ended March 31, 2017, we recognized $0.1 million or $0.00 per diluted share of net income/(loss) attributed to our investment in AG Arc.(14)

Footnotes

(1)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter-end. Book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

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(2)	The economic return on equity for the quarter represents the change in book value per share from December 31, 2017 to March 31, 2018, plus the common dividends declared over that period, divided by book value per share as of December 31, 2017. The annualized economic return on equity is the quarterly return on equity multiplied by four.
(3)	The investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any long positions in TBAs, Residential Investments, Commercial Investments, and ABS Investments, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Refer to footnote (4) for more information on the GAAP accounting for certain items included in our investment portfolio. See footnote (14) for further details on AG Arc LLC.
(4)	Generally, when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on our consolidated balance sheet as either “Repurchase agreements” or “Securitized debt, at fair value.” Throughout this press release where we disclose our investment portfolio and the related repurchase agreements that finance it, we have presented this information inclusive of (i) unconsolidated ownership interests in affiliates that are accounted for under GAAP using the equity method and (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted. This presentation of our investment portfolio is consistent with how our management evaluates the business, and we believe this presentation, when considered with the GAAP presentation, provides supplemental information useful for investors in evaluating our investment portfolio and financial condition. See footnote (14) for further details on AG Arc LLC.
(5)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail. Net interest margin also excludes any net TBA position.
(6)	“At Risk” Leverage was calculated by dividing total financing including any net TBA position by our GAAP stockholders’ equity at quarter-end. Total financing at quarter-end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt and any net TBA position (at cost). Total financing excludes any repurchase agreements and unsettled trades on U.S. Treasuries.
(7)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.
(8)	The Company estimates duration based on third-party models. Different models and methodologies can produce different effective duration estimates for the same securities.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. This calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is weighted based on fair value.
(10)	The cost of funds at quarter-end was calculated as the sum of (i) the weighted average funding costs on total financing outstanding at quarter-end and (ii) the weighted average of the net pay rate on our interest rate swaps, the net receive rate on our Treasury long positions, the net pay rate on our Treasury short positions, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter-end were weighted by the outstanding repurchase agreements and securitized debt outstanding at quarter-end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.
(11)	The management fee percentage at quarter-end was calculated by annualizing management fees recorded during the quarter and dividing by quarter-end stockholders’ equity.
(12)	The other operating expenses percentage at quarter-end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-end stockholders’ equity.
(13)	This estimate of undistributed taxable income per share represents the total estimated undistributed taxable income as of quarter-end. Undistributed taxable income is based on current estimates and projections. As a result, the actual amount is not finalized until we file our annual tax return, typically in October of the following year.
(14)	The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries.
(15)	The Company allocates its equity by investment using the fair market value of its investment portfolio, less any associated leverage, inclusive of any long TBA position (at cost). The Company allocates all non-investment portfolio related items based on their respective characteristics in order to sum to the Company’s stockholders’ equity per the consolidated balance sheets. The Company’s equity allocation method is a non-GAAP methodology and may not be comparable to similarly titled measures or concepts of other companies, who may use different calculations.

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